Exhibit 5.1

                       Silverman, Collura & Chernis, P.C.
                             381 Park Avenue South
                                Sixteenth Floor
                              New York, N.Y. 10016

                                   ----------

                                 (212) 779-8600
                           Telecopier (212) 779-8858
                          EMAIL: office@silverfirm.com

PETER R.SILVERMAN                               *MICHAEL C. BYRNE
ANTHONY M. COLLURA                              *GERARD J. CROWE
PAUL CHERNIS                                    *MICHAEL H. FREEDMAN
THOMAS J. BYRNE                                  GARY M. MAIR
 --------                                        ALAN M. SOLAR
OF COUNSEL                                       JOHN H. SHIN
RONALD A. BALZANO**                                  -------
                                                *ALSO ADMITTED IN NEW JERSEY
                                               **ALSO ADMITTED IN CONNECTICUT

                                 August 3, 1999

Magnitude Information Systems, Inc.
50 Tannery Road
Branchburg, New Jersey 08876

                  Re:  Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Magnitude Information Systems, Inc. ("Company"), a Delaware corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on August 3, 1999 ("Registration Statement"), covering 446,228 shares of the Company's Common Stock, $.0001 par value ("Common Stock") issued pursuant to certain agreements.

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations set forth herein, it is our opinion that:

                  1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

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Magnitude Information Systems, Inc.
August 3, 1999
Page 2

                  2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their
         respective   terms,   will  be   validly   issued,   fully   paid   and
         non-assessable.

         We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                         Very truly yours,

                                         SILVERMAN, COLLURA & CHERNIS, P.C.
                                         /s/ Silverman, Collura & Chernis, P.C.